Exhibit 99.1

Actelis Networks and Netceed Sign Partnership Agreement to Extend Actelis’ Hybrid-Fiber Networking Solutions to Netceed’s North American Customer Base

FREMONT, Calif., March 12, 2024 — Actelis Networks, Inc. (NASDAQ:ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT applications, today announced that it has signed a partnership agreement with Netceed, a leading value-added distributor for the telecom, traffic, and digital infrastructure industries. Through the agreement, Actelis’ cyber and weather hardened hybrid-fiber networking solutions will be promoted and available to thousands of Netceed customers in North America.

This new partnership will greatly expand Netceed’s connectivity offering to the intelligent transportation industry, where it currently supplies a wide range of products including traffic signal hardware, enclosures, and cabling products. Now Netceed customers can accelerate their technology upgrade projects by taking advantage of Actelis’ hybrid-fiber solution which expands the reach and boosts the performance of existing wiring in the network, benefitting from its cyber-hardened capabilities. Many intelligent transportation networks consist of a mix of fiber and twisted pair copper wiring and the Actelis solution is the perfect choice to manage those networks by connecting controllers, signals, cameras, and sensors, transmitting critical data to the traffic operations center.

Actelis’ robust product portfolio consists of high-density fiber-optic Gigabit switches for portions of the network where fiber has already been deployed. In locations where fiber has not yet been deployed, Actelis’ hybrid-fiber devices are used to save hundreds of thousands of dollars and many months of engineering time by utilizing the existing copper wiring.

“We are very excited to partner with Actelis to add highly flexible and proven connectivity solutions to our portfolio,” said Rob Ricks, Netceed’s Director of Traffic Business Development. “The Actelis product line fills an immediate need for customers looking to instantly and cost-effectively upgrade their intersections.”

Actelis’ management team identified Netceed as the ideal partner to help expand its reach within the intelligent transportation market. With 11 locations in the United States and over 90,000 products in its comprehensive portfolio, Netceed continues to satisfy its customers by matching them with leading manufacturers across many different verticals, value-added services, and vast expertise.

“We are very impressed by how simple Netceed makes it for customers to quickly procure the solutions they need,” said Tuvia Barlev, Chairman & CEO of Actelis. “They have made a commitment to stocking Actelis products to ensure projects can get done as quickly as possible.”

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About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

About Netceed

Netceed is a leading one-stop shop distribution partner providing products, value-added solutions, intelligent supply chain, logistics, and materials management to the telecommunications, broadband, and digital infrastructure industry. Netceed’s 2,000+ employees support 19,000+ customers from more than 80 locations across 19 countries. To learn more, visit netceed.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Media Contact:

Sean Renn

Global VP Marketing & Communications

srenn@actelis.com

Investor Relations Contact:

Kirin Smith

PCG Advisory, Inc.

Ksmith@pcgadvisory.com